                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                              Swift Energy Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                              SWIFT ENERGY COMPANY
                        16825 NORTHCHASE DRIVE, SUITE 400
                              HOUSTON, TEXAS 77060
                                 (281) 874-2700


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 14, 2002


         Notice is hereby given that the annual meeting of shareholders of SWIFT ENERGY COMPANY (the "Company") will be held at the Marriott Hotel Greenspoint, 255 North Sam Houston Parkway East at the corner of Northchase Drive, Houston, Texas, on Tuesday, May 14, 2002 at 4:00 p.m. Houston time for shareholders to consider and vote upon the following proposals:

         (1) To elect two members of Class III of the board of directors, positions for which Virgil N. Swift and G. Robert Evans have been nominated to serve for the terms specified in the attached proxy statement or until their successors are elected and qualified; and

         (2) Such other business as may properly be presented at the meeting, or any adjournment thereof.

         A record of shareholders has been taken as of the close of business on March 28, 2002, and only shareholders of record on that date will be entitled to notice of and to vote at the meeting, or any adjournment thereof. A complete list of shareholders will be available commencing May 3, 2002, and may be inspected during normal business hours prior to the meeting at the offices of the Company, 16825 Northchase Drive, Suite 400, Houston, Texas. This list will also be available at the meeting.

         PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD RIGHT AWAY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. A STAMPED ENVELOPE IS ENCLOSED FOR THIS PURPOSE. YOUR PROMPT RETURN OF THE PROXY CARD WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.


                                        By Order of the Board of Directors,



                                        BRUCE H. VINCENT
April 9, 2002                           Secretary

                              SWIFT ENERGY COMPANY
                        16825 NORTHCHASE DRIVE, SUITE 400
                              HOUSTON, TEXAS 77060
                                 (281) 874-2700

                                 PROXY STATEMENT

         This proxy statement is mailed to shareholders commencing on or about April 9, 2002, in connection with the solicitation by the board of directors (the "Board") of SWIFT ENERGY COMPANY (the "Company") of proxies to be voted at the annual meeting of shareholders to be held at the Marriott Hotel Greenspoint, 255 North Sam Houston Parkway East at the corner of Northchase Drive, Houston, Texas, on May 14, 2002 at 4:00 p.m. Houston time, and any adjournment thereof (the "Meeting"), for the purposes set forth in the accompanying Notice. Management does not know of any matters other than those listed on the Notice that will be presented for action at the Meeting.

         The Annual Report to Shareholders covering the fiscal year ended December 31, 2001 will be mailed to each shareholder entitled to vote at the Meeting on or before the date of mailing this proxy statement.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies in person or by telephone. The Company does not anticipate retaining, but may decide to retain a proxy solicitor. The Company estimates the cost of retaining a proxy solicitor to be approximately $5,000.

                                QUORUM AND VOTING

         The record date for the determination of shareholders entitled to notice of and to vote at the Meeting was the close of business on March 28, 2002. On the record date, there were 25,104,353 shares of common stock of the Company, par value $.01 per share, issued and outstanding and entitled to vote.

         Each share of common stock entitles the holder to one vote on each matter presented at the Meeting. Proxies will be voted in accordance with the directions specified thereon. Any proxy on which no direction is specified will be voted for the election of both nominees named therein to the Board for the terms indicated and otherwise at the discretion of the persons designated as proxies. A shareholder may revoke his proxy at any time prior to the voting thereof by attending and voting at the Meeting or by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date.

         The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares entitled to be voted at the Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Meeting, a majority of the votes represented at the Meeting may adjourn the Meeting from time to time without notice other than an announcement at the meeting until a quorum is present or represented.

         An automated system administered by the Company's transfer agent tabulates the votes. Abstentions are included in the determination of the number of shares present and voting and are counted as abstentions in tabulating the votes cast on nominations or proposals presented to shareholders. Broker nonvotes are not included in the determination of the number of shares present and voting or as a vote with respect to such nominations or proposals.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         At the Meeting, two Class III directors are to be elected for terms to expire at the 2005 Annual Meeting. There are three classes of directors and each year the directors in one of these classes are nominated to serve three year terms, or until their successors have been duly elected and qualified. In order to be elected, each nominee for director must receive at least the number of votes equal to a majority of the shares having voting power present in person or represented by proxy at the Meeting.

         The persons named as proxies on the accompanying proxy card have been designated by the Board, and unless authority is withheld by a shareholder on a proxy card, they intend to vote for the election of all of the nominees named below to the Board. If any nominee should become unavailable or unable to serve as a director, the person named as proxies may vote for a substitute selected by them, or the Board may be reduced accordingly; however, the Board is not aware of any circumstances likely to render any nominee unavailable. Any director elected by the Board to fill a vacancy will be elected for the unexpired term of such director's predecessor in office.

                                    Class III

                                 Virgil N. Swift
                                 G. Robert Evans

         Set forth below, for information purposes only, are the names and remaining terms of the other five directors:


                                     Class I
                               Clyde W. Smith, Jr.
                                 Terry E. Swift

                  (Terms to expire at the 2003 Annual Meeting)


                                    Class II
                                  A. Earl Swift
                               Henry C. Montgomery
                                Harold H. Withrow

                  (Terms to expire at the 2004 Annual Meeting)

NOMINEES

         Set forth below is certain information, as of the date of this proxy statement, concerning the nominees for election to the Board of the Company.

                  CLASS III DIRECTORS

         Virgil N. Swift, 73, has been a director of the Company since 1981 and has acted as Vice Chairman of the Board since 1991. He acted as Executive Vice President--Business Development between November 1991 and June 30, 2000. He previously served as Executive Vice President and Chief Operating Officer from 1982 to late 1991. Mr. Swift joined the Company in 1981 as Vice President--Drilling and Production. For the preceding 28 years he held various production, drilling and engineering positions with Gulf Oil Corporation and its subsidiaries, last serving as General Manager--Drilling for Gulf Canada Resources, Inc. Mr. Swift is a registered professional engineer and holds a degree in Petroleum Engineering. He is the brother of A. Earl Swift and the uncle of Terry E. Swift.

         G. Robert Evans, 70, has been a director of the Company since 1994. Effective January 1, 1998, Mr. Evans retired as Chairman of Material Sciences Corporation, having held that position since 1991. Material Sciences Corporation develops and commercializes continuously processed, coated materials technologies. He remains a director of Material Sciences Corporation. He also serves as a director of Consolidated Freightways Corporation, a trucking company.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" BOTH OF THE NOMINEES FOR DIRECTORS.

         Set forth below, for information purposes only, is information regarding the Class I and Class II directors whose terms will expire at the annual meetings in 2003 and 2004, respectively:

                  CLASS I DIRECTORS

         Clyde W. Smith, Jr., 53, has served as a director of the Company since 1984. Since January 2002, Mr. Smith has served as President of Ascentron, Inc., an electronics manufacturing services company, that acquired the assets of D.W. Manufacturing, Inc. in January 2002. From May 1998 until January 2002, Mr. Smith served as General Manager of D.W. Manufacturing, Inc. d/b/a Millennium Technology Services, a White City, Oregon based electronics manufacturer. From August 1997 to May 1998, when its assets were acquired by D.W. Manufacturing, Mr. Smith served as President of Millennium Technology Inc., a debtor-in-possession under the U.S. Bankruptcy Code. He served as President of Somerset Properties, Inc., a real estate investment company, from 1985 to 1994 and as President of H&R Precision, Inc., a general contractor, from 1994 to August 1997. Mr. Smith is a certified public accountant. On May 7, 1997, Mr. Smith filed a petition under Chapter 7 of the U.S. Bankruptcy Code.

         Terry E. Swift, 46, has served as the Chief Executive Officer of the Company since May 2001, as a director of the Company since the 2000 annual shareholders meeting and as President of the Company since November 1997. He served as Executive Vice President from 1991 to 1997 and was Chief Operating Officer from 1991 to January 2000. He served as Senior Vice President--Exploration and Joint Ventures from 1990 to 1991 and as Vice President--Exploration and Joint Ventures from 1988 to 1990. Mr. Swift has a degree in Chemical Engineering and a Master's Degree in Business Administration. He is the son of A. Earl Swift and the nephew of Virgil N. Swift.

                  CLASS II DIRECTORS

         A. Earl Swift, 68, is Chairman of the Board of the Company and has served in such capacity since the Company's founding in 1979. He previously served as President from 1979 to November 1997, at which time Terry E. Swift was elected President. He served as Chief Executive Officer from 1979 until May 2001 when Terry E. Swift was elected Chief Executive Officer. For the 17 years prior to 1979, he was employed by affiliates of American Natural Resources Company. Mr. Swift is a registered professional engineer and holds a degree in Petroleum Engineering, a Juris Doctor degree and a Master's degree in Business Administration. He is the brother of Virgil N. Swift and the father of Terry E. Swift.

         Henry C. Montgomery, 66, has served as a director of the Company since 1987. Since 1980, Mr. Montgomery has been and continues to serve as the Chairman of the Board of Montgomery Financial Services Corporation, a management consulting and financial services firm. Mr. Montgomery specializes in services for companies in transition or that are financially troubled. The following describes some of those engagements. From January 2000 to early March 2001, Mr. Montgomery served as Executive Vice President, Finance and Administration, and Chief Financial Officer of Indus International, Inc., a public company engaged in enterprise asset management systems. For eight months in 1999 he served as interim Executive Vice President of Finance and Administration and currently serves on the board of directors of Spectrian Corporation, a public company engaged in making cellular base station power amplifiers. From November 1996 through July 1997, Mr. Montgomery served as Executive Vice President of SyQuest Technology, Inc., a public company engaged in the development, manufacture and sale of computer hard drives. On November 17, 1998, SyQuest filed a petition under Chapter 11 of the U.S. Bankruptcy Code. Mr. Montgomery served from March 1995 until mid-November 1996 as President and Chief Executive Officer of New Media Corporation, a privately held company engaged in developing, manufacturing and selling PCMCIA cards for the computer industry. On October 14, 1998, New Media Corporation filed a petition under Chapter 11 of the U.S. Bankruptcy Code. Mr. Montgomery currently also serves on the boards of directors of Consolidated Freightways Corporation, a trucking company, and Catalyst Semiconductor, Inc., a company that designs, develops and markets programmable integrated circuit products.

         Harold J. Withrow, 74, has been a director of the Company since 1988. Mr. Withrow worked as an independent oil and gas consultant from 1988 until he retired at the end of 1995. From 1975 until 1988, Mr. Withrow served as Senior Vice President--Gas Supply for Michigan Wisconsin Pipe Line Company and its successor, ANR Pipeline Company.

COMPENSATION TO DIRECTORS

         Board members are reimbursed for travel expenses they incur in attending Board meetings. Employees of the Company are not compensated for serving as directors. During 2001, the five nonemployee members of the Board received an aggregate amount of $12,250 each for attendance at Board meetings, an annual fee of $5,000 each for serving on one or more committees of the Board, and an annual fee of $15,000 each for services as a director. Aggregate compensation paid to the five nonemployee directors during 2001 for their services as directors totaled $161,250. Compensation to directors for 2002 is currently being paid on the same basis as in 2001.

         Under the Company's 1990 Nonqualified Stock Option Plan, as amended (the "1990 Nonqualified Plan"), each nonemployee director is granted options to purchase 10,000 shares of the Company's common stock on the date he first becomes a nonemployee director. Additionally, on the day after each annual meeting of the shareholders, each individual who is a nonemployee director on that date is granted options to purchase 5,000 shares of the Company's common stock. The 1990 Nonqualified Plan permits each nonemployee director to hold a maximum of 60,000 options to purchase shares of common stock under the Plan, subject to adjustments for changes in capitalization affecting the stock of the Company.

         One nonemployee director exercised options during the year ended December 31, 2001 acquiring an aggregate of 16,100 shares of the Company's common stock.

         The following table presents information as of December 31, 2001 regarding the total number of unexercised options held by the nonemployee directors under the 1990 Nonqualified Plan. Each of the five nonemployee directors who were directors in May 2001 received an annual grant of options for 5,000 shares in May 2001, at an exercise price of $30.47. In 2002, each of the five nonemployee directors will receive options to purchase 5,000 additional shares under the 1990 Nonqualified Plan on the day following the 2002 Meeting.

                          NONEMPLOYEE DIRECTOR OPTIONS
                                DECEMBER 31, 2001

                                                                               SHARES OF COMMON STOCK
                                                                 UNDERLYING UNEXERCISED OPTIONS GRANTED UNDER 1990
                    NAME                                                         NONQUALIFIED PLAN
                    ----                                         -------------------------------------------------

G. Robert Evans                                                                        37,000


Henry C. Montgomery                                                                    28,300


Clyde W. Smith, Jr.                                                                    46,500


Virgil N. Swift                                                                         5,000


Harold J. Withrow                                                                      58,760

         For the number of options exercisable within 60 days of March 1, 2002 by each of the nonemployee directors, see footnote (1) to the table set forth under "Principal Shareholders" below.

MEETINGS OF THE BOARD

         During 2001, the Board met on nine occasions. In addition, management confers frequently with its directors on an informal basis to discuss Company affairs. During 2001, each director attended at least 75% of the aggregate of
(i) the total number of meetings of the Board and (ii) the total number of meetings of all committees of the Board on which he served.

COMMITTEES OF THE BOARD

         The Board of the Company has established the following standing committees: Audit, Nominating and Corporate Governance, Compensation, Conflicts of Interest, Executive and Special Transactions Committees. Descriptions of the functions of the Audit, the Nominating and Corporate Governance and the Compensation Committees are set forth below.

         AUDIT COMMITTEE. The New York Stock Exchange (the "NYSE") has established standards, which have been accepted by the Securities and Exchange Commission (the "SEC"), with respect to independence and financial experience of the members of audit committees. The NYSE standards require that all of the members of audit committees be independent and that they all be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Additionally, at least one member of the committee must have past employment experience in finance or accounting or other comparable experience or background such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The members of the Swift Audit Committee satisfy the NYSE criteria for both independence and experience.

         The Audit Committee provides assistance to the Company's directors in fulfilling the Board's oversight responsibility as to the Company's accounting, auditing and financial reporting practices and as to the quality and integrity of the financial reports of the Company. The specific functions and responsibilities of the Audit Committee are set forth in the written charter of the Audit Committee adopted by the Board. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. A report of the Audit Committee appears under the caption "Audit Committee Report," below. Messrs. Montgomery (Chairman), Smith and Evans are members of the Audit Committee, which held seven meetings in 2001.

         NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Nominating and Corporate Governance Committee reviews the performance of directors and recommends persons to be management's nominees for directorships. The Nominating and Corporate Governance Committee may consider nominees recommended by shareholders, upon written request by a shareholder addressed to any member of the committee. See "Shareholder Proposals" herein. This committee also reviews corporate governance duties and procedures and, where necessary, recommends changes to the Board. Messrs. Evans, Smith and Withrow are members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held one meeting in 2001.

         COMPENSATION COMMITTEE. The Compensation Committee at all times is comprised of at least three directors who are "nonemployee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Compensation Committee has sole authority to administer the Company's stock option plans and stock purchase plan, although it has no discretion as to awards of stock options under the 1990 Nonqualified Plan. The Compensation Committee also reviews and makes recommendations regarding the compensation levels of the Company's executive officers. Messrs. Smith, Montgomery and Withrow are members of the Compensation Committee, which held three meetings in 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC, the NYSE and the Pacific Stock Exchange initial reports of ownership and reports of changes in ownership of common stock of the Company. Officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of Forms 3 and 4 furnished to the Company during the fiscal year beginning January 1, 2001 and ending December 31, 2001, and Forms 5 furnished to the Company with respect to such fiscal year, the Company's officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements except as follows: Mr. Joseph D'Amico filed a Form 4 for the month of December 2001 to report an open market sale. This filing, however, was delayed, and was received at the SEC twelve days late. In addition, in April 2002 Mr. D'Amico filed a Form 4 for the month of June 2000 reflecting two open market sales.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information concerning the shareholdings, as of March 1, 2002 (unless otherwise indicated), of the seven current members of the Board, each of the Company's five most highly compensated executive officers, all executive officers and directors as a group, and each person who beneficially owned more than five percent of the Company's outstanding common stock.

                                                                                         SHARES OF COMMON STOCK
                                                                                         BENEFICIALLY OWNED AT
                                                                                            MARCH 1, 2002(1)
                                                                                      ----------------------------
                                                                                                       PERCENT OF
                                                                                                          CLASS
   NAME OF PERSON OR GROUP                         POSITION                           NUMBER           OUTSTANDING
   -----------------------                         --------                           ------           -----------
A. Earl Swift..............     Chairman of the Board (2)                            241,761               (3)
Virgil N. Swift............     Vice Chairman of the Board                           344,640(4)           1.4%
G. Robert Evans............     Director                                              32,700               (3)
Henry C. Montgomery........     Director                                              12,115               (3)
Clyde W. Smith, Jr.........     Director                                              27,400               (3)
Harold J. Withrow..........     Director                                              63,140(5)            (3)
Terry E. Swift.............     President, Chief Executive Officer, and
                                Director(2)                                          159,226               (3)
Joseph A. D'Amico..........     Executive Vice President, Chief Operating
                                Officer                                               80,354               (3)
Bruce H. Vincent...........     Executive Vice President--Corporate
                                Development and Secretary                            134,003               (3)
James M. Kitterman.........     Senior Vice President--Operations                    129,188               (3)

All executive officers and directors as a group (13 persons)...............        1,372,748              5.5%

Zurich Scudder Investments, Inc............................................        1,636,750(6)           6.5%
    345 Park Avenue
    New York, New York 10154

Boston Partners Asset Management, L.P......................................        1,764,900(7)           7.0%
Boston Partners, Inc.
Desmond John Heathwood
    28 State Street, 20th Floor
    Boston, Massachusetts 02109

Franklin Resources, Inc....................................................        2,234,356(8)           8.9%
Franklin Advisers, Inc.
Charles B. Johnson
Rupert H. Johnson, Jr.
    One Franklin Parkway
    San Mateo, California 94403

Neuberger Berman, Inc......................................................        1,342,774(9)           5.3%
Neuberger Berman, LLC
Neuberger Berman Management Inc.
    605 Third Avenue
    New York, New York 10158-3698

----------

(1) Unless otherwise indicated below, the persons named have sole voting and investment power over the number of shares of the Company's common stock shown as being owned by them. The table includes the following shares that were acquirable within 60 days following March 1, 2002 by exercise of options granted under the Company's stock option plans: Mr.
         A. E. Swift - 82,984; Mr. V. N. Swift - 56,084; Mr. Evans - 17,900; Mr.
         Montgomery - 9,200;

         Mr. Smith - 27,400; Mr. Withrow - 34,660; Mr. T. E. Swift - 115,065;
         Mr. Vincent - 100,891; Mr. Kitterman - 93,605; Mr. D'Amico - 64,577;
         and all executive officers and directors as a group - 711,675.

(2) Effective May 8, 2001, A. Earl Swift stepped down as Chief Executive Officer and Terry E. Swift was appointed Chief Executive Officer.

(3)      Less than one percent.

(4) Includes 121 shares held jointly by Mr. Virgil Swift and his wife and 119,400 shares held of record by a Texas family limited partnership in which Mr. Virgil Swift and his wife hold a 2% interest. Mr. Virgil Swift and his wife are both general partners of the family limited partnership and, as such, they share voting and dispositive power as to the 119,400 shares held by the family limited partnership. Consequently, Mr. Virgil Swift is deemed to beneficially own the 119,400 shares held by the partnership. Mr. Virgil Swift expressly disclaims beneficial ownership as to 92 %, or 109,848, of the shares held by the partnership.

(5) Includes 22,810 shares as to which Mr. Withrow shares voting power with his wife.

(6) Based on a Schedule 13G dated February 1, 2002 filed with the SEC to reflect shares held at December 31, 2000, Zurich Scudder Investments, Inc. ("Scudder"), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed beneficial owner of 1,636,750 shares of the Company's common stock as a result of serving as an investment adviser to one or more investment companies or other managed accounts. Scudder has the sole power to dispose of and direct the disposition of all 1,636,750 shares and has sole voting power as to 1,161,169 of such shares of the Company's common stock.

(7) Based on a Schedule 13G dated January 15, 2002 filed with the SEC to reflect shares held at December 31, 2001, Boston Partners Asset Management, L.P. ("BPAM") owns of record and beneficially 1,764,900 shares of the Company's common stock. Boston Partners, Inc. ("BP") is the sole general partner of BPAM and, therefore, may be deemed to be the beneficial owner of all 1,764,900 shares held by BPAM. Mr. Heathwood is the principal stockholder of BP and, therefore, may be deemed to be the beneficial owner of all 1,764,900 shares that BP may be deemed to own beneficially.

(8) Based on a Schedule 13G dated February 14, 2002 filed with the SEC to reflect shares beneficially held at December 31, 2000, one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of Franklin Resources, Inc. ("FRI") beneficially own 2,234,356 shares of the Company's common stock. Such advisory contracts grant to such Adviser Subsidiaries all investment and/or voting power over the securities owned by such advisory clients. Therefore, such Adviser Subsidiaries may be deemed to be, for such purposes of Rule 13d-3 under the Exchange Act, the beneficial owner of all 2,234,356 shares.

         Beneficial ownership by investment advisory subsidiaries and other affiliates of FRI is being reported in conformity with the guidelines articulated by the SEC staff in Release No. 34-39538 (January 12, 1998) relating to organizations, such as FRI, where related entities exercise voting and investment powers over the securities being reported independently from each other. As to the 2,234,356 shares, Franklin Advisers, Inc., an indirect wholly owned investment advisory subsidiary of FRI, holds sole voting and investment power which is exercised independently from FRI and from all other investment advisor subsidiaries of FRI. The clients of the Adviser Subsidiaries, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive dividends from, as well as the proceeds from, the sale of the 2,234,356 shares of the Company's common stock.

         Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owner of securities held by persons and entities advised by FRI subsidiaries, which includes the 2,234,356 shares of the Company's common stock. FRI, the Principal Shareholders and each of the Adviser Subsidiaries disclaim any economic interest or beneficial ownership in any of the 2,234,356 shares.

         FRI, the Principal Shareholders, and each of the Adviser Subsidiaries are of the view that they are not acting as a "group" for purposes of
         Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities held by any of them or by any persons or entities advised by FRI subsidiaries.

(9) Based on a Schedule 13G dated February 11, 2002 filed with the SEC to reflect shares held at December 31, 2001, Neuberger Berman, LLC ("Neuberger") and Neuberger Berman Management Inc. ("Management") serve as sub-advisers and investment managers of various mutual funds and are thus deemed beneficial owners of 1,342,774 shares of the Company's common stock, which shares they hold for their clients and in which shares they have no economic interest. Of the shares beneficially owned, both Neuberger and Management share dispositive power as to all 1,342,774 shares and share voting power as to 798,290 shares of the Company's common stock. Neuberger has sole voting power as to 525,074 shares. As the parent holding company of Neuberger and Management, Neuberger Berman Inc. is also deemed beneficial owner of these shares.

                               EXECUTIVE OFFICERS

         The executive officers of the Company are appointed annually by the Board. Information regarding A. Earl Swift, Chairman of the Board, and Terry E. Swift, President and Chief Executive Officer, is set forth above under "Election of Directors--Nominees." Set forth below is certain information, as of the date hereof, concerning the other executive officers of the Company.

         Joseph A. D'Amico, 53, was appointed Executive Vice President in August 2000 and was appointed Chief Operating Officer of the Company in January 2000. He was Senior Vice President of Exploration and Development of the Company from February 1998 to January 2000. He served as the Company's Vice President of Exploration and Development from 1993 to 1998, Director of Exploration and Development from 1992 to 1993 and Funds Manager from 1988 to 1992. Mr. D'Amico holds Bachelor of Science and Master of Science degrees in Petroleum Engineering and a Master's degree in Business Administration.

         Bruce H. Vincent, 54, was appointed Executive Vice President--Corporate Development and Secretary of the Company in August 2000. Previously he served as Senior Vice President--Funds Management since joining the Company in 1990. Mr. Vincent holds a degree in Business Administration and a Master's degree in Finance.

         Alton D. Heckaman, Jr., 45, was appointed Senior Vice
President--Finance and Chief Financial Officer in August 2000. He had previously served as Vice President and Controller from May 1993 and Assistant Vice President--Finance from March 1986 to May 1993. Mr. Heckaman joined the Company in 1982. He is a Certified Public Accountant and holds a degree in Accounting.

         James M. Kitterman, 57, was appointed Senior Vice President--Operations in May 1993. He had previously served as Vice President--Operations since joining the Company in 1983. Mr. Kitterman holds a degree in Petroleum Engineering and a Master's degree in Business Administration.

         Victor R. Moran, 46, was appointed Senior Vice President--Energy Marketing and Business Development in August 2000. From 1995, he served as Vice President--Natural Gas Marketing/Business Development. He had previously served as Director of Business Development since January 1992. Mr. Moran holds a degree in government and a Juris Doctor degree.

         David W. Wesson, 43, was appointed Controller in January 2001. He previously served as Assistant Controller--Reporting from April 1999 to January 2001, Manager, Reporting/Budget from October 1995 to April 1999 and Manager, Corporate Accounting/Budget from February 1990. He joined the Company as Senior Accountant in 1988. Mr. Wesson is a Certified Public Accountant and holds a degree in Accounting.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (determined as of the end of 2001) for the fiscal years ended December 31, 2001, 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM               ALL OTHER
                                                    ANNUAL COMPENSATION               COMPENSATION        ANNUAL COMPENSATION($)
                                          -----------------------------------------  ---------------  -----------------------------

                                                                    BONUS(1)
                                                           ------------------------
                                                                                        COMMON
       NAME AND                                                                          STOCK
      PRINCIPAL                                                                        UNDERLYING         LIFE
       POSITION                   YEAR    SALARY($)         CASH($)       STOCK($)   OPTIONS/SARS(#)  INSURANCE($)(2)  401(k)($)(3)
      ---------                   ----    ----------       ----------    ----------  ---------------  ---------------  ------------

A. EARL SWIFT                     2001    $  856,842(4)    $        0    $       -0-      100,000       $  126,772      $    8,500
Former Chief Executive            2000       500,004          349,835            -0-       50,000           32,560           8,500
Officer(6)                        1999       627,278(5)       250,000            -0-          -0-            3,804           8,000

TERRY E. SWIFT                    2001    $  392,068       $   96,600    $       -0-       67,500       $   21,989      $    8,500
President & Current Chief         2000       338,256          117,058            -0-       25,000           11,580           8,500
Executive Officer(7)              1999       307,500           55,349         13,839          -0-            5,709           8,000

JOSEPH A. D'AMICO                 2001    $  302,504       $   35,300    $       -0-       45,500(5)    $   13,658      $    8,500
Executive Vice President &        2000       243,945           93,337            -0-       37,000            6,400           8,500
Chief Operating Officer           1999       184,800           35,739          8,921          -0-            3,155           8,000

BRUCE H. VINCENT                  2001    $  277,424       $   56,200    $       -0-       42,500(5)    $   18,825      $    8,500
Executive Vice President          2000       233,010           87,278            -0-       21,000            9,027           8,500
- Corporate Development           1999       204,000           34,036          8,464          -0-            6,055           8,000
and Secretary

JAMES M. KITTERMAN                2001    $  245,165       $   24,500    $       -0-       20,000       $   22,753      $    8,500
Sr. Vice President                2000       223,700           69,258            -0-       22,000           11,401           8,500
Operations                        1999       204,000           34,036          8,464          -0-            8,011           8,000


----------

(1) Bonus amounts reported for 2001, 2000 and 1999 include bonuses earned during those years, but actually paid in the following year.

(2) Represents insurance premiums paid by the Company during the covered fiscal year with respect to life insurance for the benefit of the named executive officer.

(3) Contributions by the Company to the Swift Energy Company Employee Savings Plan (100% in Company common stock for 2001 and one-half in cash and one-half in Company common stock for 2000 and 1999) for the account of the named executive officer.

(4) In accordance with the terms of A. Earl Swift's employment agreement, he is entitled to a non-competition payment each year for five years following his retirement as Chief Executive Officer of the Company. He retired as Chief Executive Officer of the Company in 2001. His 2001 compensation reflects the first of the five non-competition payments in the amount of $406,842.

(5)      A. Earl Swift resigned as Chief Executive Officer, effective May 8,
         2001.

(6) The 1999 salary for A. Earl Swift includes a one time payment of $177,278 in accordance with written company policy as reimbursement for unused vacation time accumulated.

(7)      Terry E. Swift was appointed Chief Executive Officer, effective May 8,
         2001.

EMPLOYMENT CONTRACTS

         In November 2000, A. Earl Swift's employment agreement was amended and restated. Under the amended terms of this agreement, Mr. Swift had the option to work on a full-time basis until November 2002 or make an earlier transition from full-time to part-time status. Effective May 8, 2001, Mr. Swift stepped down as Chief Executive Officer and effective June 30, 2001 began working on a half-time basis. He may continue on a half-time basis for five years (up to 46 weeks per year as the Board may specify) on specific matters designated by the Board. During this five year period, Mr. Swift's compensation will be one-half his annual base compensation (i.e. $600,000) at the time of transition from a full-time to half-time schedule, with a 4% per annum inflation adjustment, plus any bonus provided by the Board. These amounts are also payable in one lump sum, discounted to present value, upon Mr. Swift's death or disability, which also triggers 100% vesting of all unexercised options, plus continuation of insurance for his spouse and minor children for a year. In the event of a change of control, Mr. Swift is to be paid a lump sum equal to the discounted present value of amounts payable during the remainder of the contract, plus a one year continuation of medical and dental coverage, and a tax gross-up if such payments are deemed to be subject to "parachute payment" excise taxes. Mr. Swift's contract also provides for a payment of approximately $407,000 per year to Mr. Swift or his estate during each of the last five years of the agreement in consideration of Mr. Swift's agreement not to compete with the Company while he is receiving payments from the Company. The first of these payments was made in 2001. Upon termination of Mr. Swift's employment during its term, other than for cause, Mr. Swift is entitled to receive continuation of his salary for a period of one year plus 4 weeks' salary for every year of service to the Company if he is then being employed and paid on a half-time basis. Insurance coverage is to be continued while he is being paid, and all unexercised stock options held at such date are to become vested.

         Effective May 9, 2001, the Company entered into amended and restated employment agreements with Terry E. Swift, President and Chief Executive Officer, Bruce H. Vincent, Executive Vice President, Alton D. Heckaman, Senior Vice President and Chief Financial Officer, James M. Kitterman, Senior Vice President, and Joseph A. D'Amico, Executive Vice President and entered into a new employment agreement with Victor Moran, Senior Vice President. All of the agreements provide for an initial three-year term, which is automatically extended for one year on each anniversary of the agreement (such period, as so extended at any time, the "Contract Term"). These agreements provide for payment of certain amounts and continuation of medical benefits for one-half of the remainder of the Contract Term upon termination of employment other than for cause. The payment shall be equal to the executive's base salary in effect immediately prior to the termination date, plus one week's salary for every year of service to the Company, plus in the case of Messrs. Swift, Kitterman and Heckaman, certain amounts compounded at a rate of 8% per annum, representing amounts in lieu of Company contributions to a 401-K plan for those periods of employment prior to adoption of such a plan by the Company. The agreements also provide for the continuation of medical benefits for one-half of the remainder of the Contract Term upon termination of employment other than for cause. The agreements can be terminated by the Company other than for cause only by a majority of the continuing directors who have been directors for two years or nominated for election by a majority of continuing directors. Upon employment termination in connection with or following a change of control, the executives are entitled to receive their salary that would have been paid for the remainder of the Contract Term, plus two weeks' salary for every year of service to the Company, plus in the case of Messrs. Swift, Kitterman and Heckaman, certain amounts compounded at a rate of 8% per annum, representing amounts in lieu of

Company contributions to a 401-K plan for those periods of employment prior to adoption of such a plan by the Company, and continuation of medical and dental insurance and universal life coverages for certain periods. Immediately prior to termination of employment, outstanding unexercised stock options vest or are deemed to have vested, and the executives retain such options with no change to their terms, except as to Mr. Moran for whom the only outstanding options that vest are those granted after the date of his employment agreement.

STOCK OPTION GRANTS

         During 2001, the following stock options were granted to the named executive officers under the Company's stock compensation plans.

                              OPTION GRANTS IN 2001

                                           INDIVIDUAL GRANTS                                        GRANT DATE VALUE
-------------------------------------------------------------------------------------------------   -----------------
                                               % OF TOTAL
                                                OPTIONS
                             NUMBER OF         GRANTED TO         EXERCISE OR                         GRANT DATE
                              OPTIONS         EMPLOYEES IN        BASE PRICE                         PRESENT VALUE
         NAME                 GRANTED         FISCAL YEAR           ($/SH)       EXPIRATION DATE         ($)(1)
         ----               ------------      ------------       ------------    ---------------     -------------
A. Earl Swift                      3,279              0.44%      $      34.87          02/07/10      $     72,269
                                   1,397              0.19%      $      34.87          12/07/08            29,419
                                   1,703              0.23%      $      34.87          12/26/06            33,047
                                   1,290              0.17%      $      34.87          11/03/07            25,911
                                 100,000             13.39%      $      35.04          02/20/11         2,308,600

Terry E. Swift                    17,500              2.34%      $      35.04          02/20/11      $    404,005
                                  50,000              6.69%      $      30.47          05/08/11         1,009,750

Joseph A. D'Amico                 12,500              1.67%      $      35.04          02/20/11      $    288,575
                                  33,000              4.42%      $      30.47          05/08/11           666,435
                                   1,594              0.21%      $      29.98          09/16/03            17,037

Bruce H. Vincent                  12,500              1.67%      $      35.04          02/20/11      $    288,575
                                  30,000              4.02%      $      30.47          05/08/11           605,850
                                     517              0.07%      $      29.98          08/14/03             5,466
                                   1,969              0.26%      $      29.98          06/13/04            24,764

James M. Kitterman                20,000              2.68%      $      30.47          05/08/11      $    403,900

----------

(1) Estimated present values are based on the Black-Scholes Model, a mathematical formula used to value exchange-traded options. The stock options granted by the Company are long term, non-transferable and subject to vesting restrictions, while exchange-traded options are short term and can be exercised or sold immediately in a liquid market. The Black-Scholes Model considers a number of factors, including the expected volatility of the stock, interest rates, and the estimated time period until exercise of the option. In calculating the grant date present values set forth in the table, the following ranges of assumptions were used: daily volatility for common stock of 47.23% to 59.67%, risk-free rate of return of 3.78% to 5.36% and actual number of years from grant date to expiration date. In each case, the risk-free rate was based on a 10 year government bond as of the grant date and no dividend yield. No adjustments were made for non-transferability or risk of forfeiture. The ultimate value of the option will depend on the future market price of the Company's common stock, which cannot be forecast with reasonable accuracy.

OPTION VALUES

         The following table contains information concerning the number of shares acquired and value realized from the exercise of options during 2001 and the number of unexercised options held by the named executive officers at December 31, 2001.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                                       AND
                          FISCAL YEAR END OPTION VALUES

                                                                     NUMBER OF SHARES OF
                                                                   COMMON STOCK UNDERLYING                VALUE OF UNEXERCISED
                                                                     UNEXERCISED OPTIONS                  IN-THE-MONEY OPTIONS
                                                                       AT YEAR END 2001                    AT YEAR END 2001(1)
                                                                ------------------------------      ------------------------------
                               SHARES
                              ACQUIRED
                                 ON             VALUE(2)
         NAME                 EXERCISE          REALIZED        EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
         ----               ------------      ------------      ------------     -------------      ------------     -------------

A. Earl Swift                     27,602      $    694,940            43,658           167,989      $    220,973      $    588,584

Terry E. Swift                       -0-      $        -0-           104,585           107,460      $    939,315      $    407,552

Joseph A. D'Amico                  5,200      $    108,086            58,769            81,694      $    589,173      $    226,000

Bruce H. Vincent                   9,389      $    206,948            95,272            72,226      $  1,064,442      $    183,343

James M. Kitterman                   -0-      $        -0-            90,286            48,040      $  1,011,640      $    190,353

----------

(1) Options are "in-the-money" if the market price of a share of common stock exceeds the exercise price of the option. The value of unexercised in-the-money options equals the market price of shares at December 31, 2001 ($20.20) less the exercise price.

(2) Value Realized represents the difference between the exercise price of the options and the NYSE closing price on the exercise date for the common stock received upon exercise.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2001, the Compensation Committee of the Company consisted of Messrs. Smith, Montgomery and Withrow, who are all independent directors. To the Company's knowledge, there are no inter-relationships involving members of the Compensation Committee or other directors of the Company requiring disclosure in this section of the proxy statement.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

         The Board first established its Compensation Committee in 1982. The Compensation Committee has always been composed solely of nonemployee directors, and has set executive compensation since that time. Since 1987 when the Compensation Committee undertook an evaluation of the Company's policies, compensation has been based upon Company performance.

         Philosophically, the Compensation Committee and the Company's Chief Executive Officer believed it to be beneficial to the Company in its early years to keep executive compensation in the low to middle ranges in comparison to levels paid by comparable entities, particularly in comparison to many companies in the oil and gas industry. Since 1987, the bonus compensation of the Company's Chief Executive Officer has been based almost solely upon the Company's performance, as described below.

         Since late 1989, the bonus formula for the Chief Executive Officer has been based upon earnings per share and growth in oil and gas reserves, as described in detail below. Since 1995, the Compensation Committee's criteria also reflected the importance of cash flow to an oil and gas company and the Company's increased emphasis on exploration and drilling activities to achieve growth in probable reserves, in addition to acquisition of producing properties, given the Compensation Committee's belief that successful drilling activities are based upon a high level of drilling prospects. Accordingly, the bonus formula in the 2001 Omnibus Stock Compensation Plan (the "2001 Plan"), the plan which was adopted by the Shareholders at the 2001 Annual Meeting and was in effect with respect to compensation in 2001, provides for bonuses based on year-to-year increases in earnings per share, cash flow per share, proved reserves and probable reserves and an assessment of the individual's contribution over the course of the year.

COMPENSATION CRITERIA AND PERFORMANCE MEASUREMENT

         The Company's executive compensation consists of three components: base salary, annual incentive bonuses, and long term stock-based incentives.

         BASE SALARY for a particular year is based upon (i) the executive's scope of responsibility, (ii) an evaluation of each executive's individual performance during the year, (iii) an attempt to keep executive salaries within the range paid by comparably sized oil and gas exploration and production companies, based in part upon annual surveys provided by outside consultants on independent oil and gas companies with similar market capitalizations (the "Compensation Surveys"), and (iv) an evaluation of the Company's performance during the preceding year, including the Company's earnings, reserve growth and cash flow. Individual performance evaluation is based upon each executive's review of his own performance throughout the year and upon a performance review by the Company's Chief Executive Officer, except in the case of the Chief Executive Officer, whose performance is reviewed by the Compensation Committee.

         The Compensation Surveys include companies in common with the Dow Jones Oil, Secondary Index (the "Index") used in the "Five Year Shareholder Return Comparison" set forth herein. The Compensation Surveys are used by the Company for purposes of executive compensation comparison because they constitute a broader group than the group of companies included in the Index, and because the Compensation Surveys are comprised of companies somewhat closer in size and line of business to the Company than some of the companies included in the Index. The Index was selected in accordance with SEC rules solely for shareholder return comparison purposes because it is a published industry index.

         ANNUAL INCENTIVE BONUSES for a particular year are awarded after the end of that year, based on both individual and Company performance during that year. Under the 2001 Plan, bonuses are awarded in the form of Performance Bonus Awards, which may be in cash, in shares of the Company's common stock or a combination thereof, as determined by the Compensation Committee. The amount of an executive officer's Performance Bonus Award for a particular year is determined utilizing the following factors: (i) the increase in earnings per share during that year and the increase in the cash flow per share during that year (measures of short-term performance); (ii) the increase in the volume of the Company's proved and probable oil and gas reserves during that year (measures of long-term performance); (iii) individual performance of that executive officer in contributing to either the Company's overall achievement of its strategic objectives, or the achievement of the objectives of the executive's department or group within the Company; and (iv) the Compensation Committee's determination of the extent to which the executive officer's individual performance merits a bonus. Historically, the Compensation Committee has elected to have a portion of the bonus consist of Company stock.

         In determining Performance Bonus Awards for 2001 (determined and paid in February 2002), the Committee considered the 3% increase in net proved reserves and the 29% increase in probable reserves, but also took into account our decreases in earnings per share and cash flow per share from 2000 to 2001. The Compensation Committee also took into account individual performance ratings reflecting individual contribution and contribution to group effectiveness.

         LONG-TERM STOCK-BASED INCENTIVES are provided through annual grants of incentive stock options to executives and others under the 2001 Omnibus Stock Option Plan. This component is intended to retain and motivate executives to improve long-term shareholder value. Stock options are granted at the prevailing market price. Grants have always vested in equal amounts over five years.

         The Compensation Committee determines a total number of options to be granted in any year based on the total number of outstanding unexercised executive options, so as to avoid excessive dilution of the shareholders' value in the Company through executive option exercises. Out of the number so determined, options are granted to executive officers in varying amounts, roughly related to their levels of executive responsibility. Outstanding historical performance by an executive officer may be recognized through a larger than normal option grant.

         The Company believes that its compensation policy described above provides an excellent link between the value created for shareholders and the compensation paid to executive officers.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Effective May 8, 2001, A. Earl Swift resigned as Chief Executive Officer of the Company and Terry E. Swift was appointed to replace him. Unless otherwise noted, the discussion below includes the compensation of each of these respective Chief Executive Officers for the full year.

         Base Salary. A Earl Swift's base salary in 2001 was $450,000, compared to $500,004 in 2000, and Terry E. Swift's base salary in 2001 was $392,068, compared to his base salary of $338,256 in 2000 when he served as President but not Chief Executive Officer of the Company. The Compensation Committee's determination was based on the factors described above under "Compensation Criteria and Performance Measurement--Base Salary."

         Bonus. In determining the Chief Executive Officer's bonus, the Compensation Committee has typically given more weight to factors based upon the Company's performance than to its evaluation of his general contribution, since the Compensation Committee does not observe and supervise such performance on a day-to-day basis. The Company's performance was negatively affected by a number of factors in 2001, including the state of the industry. Therefore, consistent with the Compensation Committee's philosophy, Terry E. Swift received a bonus of $96,600 in cash for his partial year of service as Chief Executive Officer, compared to his cash bonus of $117,058 in 2000 for his service as President of the Company. A. Earl Swift did not receive a bonus for his partial year of service as Chief Executive Officer.

         Stock Options. In February 2001, the Company granted A. Earl Swift 100,000 options to purchase shares of the Company's common stock. This was a special grant in anticipation of the shift of his role after 21 years of leadership of the Company. The Compensation Committee, and the Board as a whole, believe that it is important that he remain interested in the future success of the Company. The Compensation Committee and the Board believed that the award would be effective if it was substantial enough to draw Mr. Swift's continuing interest and dedication. In 2001, the Company granted Terry E. Swift 67,500 options to purchase shares of the Company's common stock, as explained above under "Compensation Criteria and Performance Measurement--Long-Term Stock-Based Incentives."

         Section 162(m) of the Internal Revenue Code. The Compensation Committee does not propose to adopt any particular policy with respect to Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits deductions for compensation paid to any employee in excess of $1 million per year. The Company believes that any loss of deduction for compensation exceeding Section 162(m)'s limitations is outweighed by the flexibility it gains in not meeting the requirements of this section.

                                        COMPENSATION COMMITTEE

                                        Clyde W. Smith, Jr., Chairman
                                        Henry C. Montgomery
                                        Harold J. Withrow

                     FIVE YEAR SHAREHOLDER RETURN COMPARISON

         The graph below compares the cumulative total return on the Company's common stock to that of (i) the Standard & Poor's 500 Stock Index and (ii) the Dow Jones Oil, Secondary Index, with "Cumulative total return" equaling (i) the change in share price during the measurement period plus cumulative dividends (of which, in accordance with its dividend policy, the Company has paid none) for the measurement period (assuming dividend reinvestment), divided by (ii) the share price at the beginning of the measurement period.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG SWIFT ENERGY COMPANY, THE S & P 500 INDEX
                AND THE DOW JONES OIL COMPANIES, SECONDARY INDEX

                                     [GRAPH]


* $100 INVESTED ON 12/31/96 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                                                                         CUMULATIVE TOTAL RETURN
                                                 -------------------------------------------------------------------------
                                                   12/96        12/97        12/98        12/99        12/00        12/01
                                                 --------     --------     --------     --------     --------     --------

SWIFT ENERGY COMPANY                               100.00        77.55        27.15        42.34       138.54        74.38
S & P 500                                          100.00       133.36       171.47       207.56       188.66       166.24
DOW JONES OIL COMPANIES, SECONDARY                 100.00        99.70        68.40        78.94       126.07       115.75

                             AUDIT COMMITTEE REPORT

         The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2001. The Audit Committee also discussed with the Company's independent auditors, Arthur Andersen LLP ("Arthur Andersen"), the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee received the written disclosures and the letter from Arthur Andersen required by Independence Standards Board Standard No. 1 and discussed with Arthur Andersen and carefully considered the independence of Arthur Andersen and its other qualifications as the Company's independent auditors. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the SEC for the year ended December 31, 2001. Before making its recommendation to the Board, the Audit Committee carefully considered Arthur Andersen's qualifications as the Company's independent auditors, including their long experience with the Company that has allowed them to perform their audit on a well-informed basis. Also, Arthur Andersen, has, in the Company's experience with them, been conservative and careful in the work they have performed for the Company. Based on its understanding at this time, the Audit Committee retains its confidence in Arthur Andersen as its independent auditors. The Audit Committee, however, will continue to monitor Arthur Andersen's response to its recent challenges and will take whatever steps are necessary to ensure independent, objective oversight of the Company's accounting functions.

         No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

                                        AUDIT COMMITTEE

                                        Henry C. Montgomery, Chairman
                                        G. Robert Evans
                                        Clyde W. Smith, Jr.

                         CONSIDERATION OF AUDITORS' FEES

AUDIT FEES

         Audit fees billed or expected to be billed to the Company by Arthur Andersen for its audit of the Company's annual financial statements for the year ended December 31, 2001, and for its review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the SEC for 2001 totaled $326,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The Company did not engage Arthur Andersen to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

ALL OTHER FEES

         Fees billed to the Company by Arthur Andersen during the Company's 2001 fiscal year for all other services rendered to the Company, including tax related services, totaled $253,941.

         In connection with the recently revised standards for independence of the Company's independent public accountants promulgated by the SEC, the Audit Committee has reviewed and is satisfied that the additional services did not affect the independence of Arthur Andersen.

                                    AUDITORS

         Arthur Andersen, certified public accountants, has served as the independent auditors of the Company since its inception. While management anticipates that this relationship will continue to be maintained during 2002 and subsequent years, it is not proposed that any formal action be taken at the Meeting with respect to the continued employment of Arthur Andersen, inasmuch as no such action is legally required. A representative from Arthur Andersen will be present at this year's Meeting. Such representative will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         Pursuant to various rules promulgated by the SEC, a shareholder that seeks to include a proposal in the Company's proxy statement and form of proxy card for the meeting of the shareholders of the Company to be held in 2003 must timely submit such proposal in accordance with SEC Rule 14a-8 to the Company, addressed to Bruce H. Vincent, Secretary, 16825 Northchase Drive, Houston, Texas 77060 no later than December 10, 2002. Further, a shareholder may not submit a matter for consideration at the 2002 Meeting, regardless of whether presented for inclusion in the Company's proxy statement and form of proxy card, unless the shareholder shall have timely complied with the requirements in the Company's Bylaws which set a notice deadline after which a shareholder will not be permitted to present a proposal at the Company's shareholder meetings. The Bylaws state that in order for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. A notice given pursuant to this advance notice Bylaw will not be timely with respect to the Company's 2003 meeting unless duly given by no later than March 21, 2003 and no earlier than February 19, 2003.

         With respect to business to be brought before the 2002 Meeting, the Company has not received any notices from shareholders that the Company is required to include in this proxy statement.

                           FORWARD LOOKING STATEMENTS

         The statements contained in this proxy statement that are not historical are "forward-looking statements," as that term is defined in Section 21E of the Exchange Act that involve a number of risks and uncertainties. Forward-looking statements use forward-looking terms such as "believe," "expect," "may," "intend," "will," "project," "budget," "should" or "anticipate" or other similar words. These statements discuss "forward-looking" information such as future net revenues from production and estimates of oil and gas reserves.

         These forward-looking statements are based on assumptions that the Company believes are reasonable, but they are open to a wide range of uncertainties and business risks, including the following:

          o fluctuations of the prices received or demand for oil and natural gas over time;

          o uncertainty of reserve estimates;

          o operating hazards;

          o unexpected substantial variances in capital requirements;

          o environmental matters; and

          o general economic conditions.

         Other factors that could cause actual results to differ materially from those anticipated are discussed in the Company's Annual Report to Shareholders for the year ended December 31, 2001. The Company will not update these forward-looking statements unless the securities laws require the Company to do so.

                                     GENERAL

         The information contained in this proxy statement in the sections entitled "Election of Directors, Compensation Committee Report on Executive Compensation," "Comparative Total Returns" and "Audit Committee Report" shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this proxy statement into any filing under the Securities Act, or the Exchange Act, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

                                        By Order of the Board of Directors


                                        BRUCE H. VINCENT
                                        Secretary

Houston, Texas
April 9, 2002

                      PLEASE DATE, SIGN AND MAIL BACK YOUR
                        PROXY CARD AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                              SWIFT ENERGY COMPANY

                                  MAY 14, 2002




               -PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED-

-----------------------------------------------------------------------------------------------------------------------------------
      Please mark your                                                                                             -
A [X] votes as in this                                                                                             - - -
      example.


To withhold authority to vote for any individual nominee, strike his name from the listing below.

PROPOSAL 1:        FOR     WITHHELD    NOMINEES: Virgil N. Swift     PROPOSAL 2: In their discretion, the Proxies are authorized to
FOR the election   [ ]        [ ]                G. Robert Evans     vote upon such other matters as may properly come before the
of both nominees                                                     Meeting, hereby revoking any proxy or proxies heretofore given
for directors                                                        by the undersigned.
listed for the terms specified in the
Company's 2002 Annual Proxy Statement                                  The Board of Directors recommends a vote for both nominees
(except as marked to the contrary at right);                         named in Proposal 1. This proxy will be voted in accordance
or to WITHHOLD AUTHORITY to vote for all                             with the specifications made hereon. If NO specification is
nominees.                                                            made, the shares will be voted for both nominees.

                                                                       The undersigned hereby acknowledges receipt of the Notice of
                                                                     2002 Annual Meeting of Shareholders and Proxy Statement and
                                                                     the 2001 Annual Report to Shareholders furnished herewith.

                                                                     PLEASE SIGN AND RETURN IN THE ENCLOSED STAMPED, PRE-ADDRESSED
                                                                     ENVELOPE.


SIGNATURE                                       DATE             SIGNATURE                                    DATE
         --------------------------------------      ------------          ----------------------------------      ------------
Note: Signature should agree with name as it appears hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign.
Attorneys should submit powers of attorney.
-----------------------------------------------------------------------------------------------------------------------------------

                              SWIFT ENERGY COMPANY

               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2002

     The undersigned hereby constitutes and appoints Clyde W. Smith, Jr., Henry
C. Montgomery or Terry E. Swift, or any of them, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of SWIFT ENERGY COMPANY (the "Company") to be held on May 14, 2002 at 4:00 p.m. Houston time, in the Marriott Hotel Greenspoint, 255 North Sam Houston Parkway East, Houston, Texas, or any adjournments thereof, and to vote the shares of common stock of the Company standing in the name of the undersigned on the books of the Company (or which the undersigned may be entitled to vote) on the record date for the Meeting with all powers the undersigned would possess if personally present at the Meeting.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)